Second Quarter 2024

Earnings Supplement

August 2024



Astrana Health

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include any statements about the Company's business, financial condition, operating results, plans, objectives, expectations and intentions, expansion plans, estimates of our total addressable market, our ability to successfully complete and realize the benefits of anticipated acquisitions, integration of acquired companies and any projections of earnings, revenue, EBITDA, Adjusted EBITDA or other financial items, such as the Company's projected capitation and future liquidity, and may be identified by the use of forward-looking terms such as "anticipate," "could," "can," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "intend," "continue," "target," "seek," "will," "would," and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the U.S. Securities and Exchange Commission (the "SEC"), including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date of this presentation and, unless legally required, the Company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This presentation contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles ("GAAP") is net income. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. Beginning in the third quarter ended September 30, 2022, the Company has revised the calculation for Adjusted EBITDA to exclude provider bonus payments and losses from recently acquired IPAs, which it believes to be more reflective of its business.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this Presentation contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided in the Appendix.

The Company has not provided a quantitative reconciliation of applicable non-GAAP measures, such as the projected adjusted EBITDA in 2024 and in future years for planned acquisitions, to the most comparable GAAP measure, such as net income, on a forward-looking basis within this presentation because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company's control.

Second Quarter 2024 Performance Highlights

($ in millions, except for per share information)

Q2 2024 financial results

Revenue	$486.3
Net Income attr. to ASTH	$19.2
Adjusted EBITDA[1]	$47.9
EPS – Diluted	$0.40

Revenue


40%
$348.2
$486.3
Q2 2023
Q2 2024

Net Income attr. To ASTH


46%
$13.2
$19.2
Q2 2023
Q2 2024

Adjusted EBITDA


34%
$35.8
$47.9
Q2 2023
Q2 2024

EPS - Diluted


43%
$0.28
$0.40
Q2 2023
Q2 2024

1. See "Reconciliation of Net Income to EBITDA and Adjusted EBITDA," "Updated Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA" and "Use of Non-GAAP Financial Measures" slides for more information.

Second Quarter 2024 Highlights and Recent Updates

Care Partners

- Announced definitive agreement to acquire Collaborative Health Systems, adding a network of 2,500+ PCPs serving over 100,000 primarily Medicare members
- Entered the state of Arizona through Care Partners segment, partnering with an anchor primary care provider group in Arizona with 45 PCPs serving 50,000 patients across Medicare, Medicaid, and Commercial lines of business; will also serve as the group's exclusive Care Enablement provider, with providers expected to be on CE platform by end of year, and expected to begin participating in value-based arrangements in 2025

Care Delivery

- Partnered with Anthem Blue Cross to jointly open and operate primary care clinics to improve access to care for Anthem Blue Cross and Astrana members; opened first clinic in Whittier, CA
- Opened 2 new de novo primary care clinics in April in Blue Diamond, Nevada and Pahrump, Nevada

Care Enablement

- Partnered with EHR company Elation Health to build and scale risk-bearing entities for providers using Elation EHR; Astrana will provide enablement solutions and risk-bearing capabilities
- Entered the state of Hawai'i, partnering with an anchor primary care provider group with over 100 primary care providers serving just under 20,000 primarily Medicare patients; expected to be on CE platform by Q3 2024

Financial Profile

Revenue ($ in millions)


~26% CAGR
$561
$687
$774
$1,144
$1,387
$1,750-
$1,850
2019
2020
2021
2022
2023
2024E

% Adjusted EBITDA Margin[1]

Adj. EBITDA ($ in millions)


~26% CAGR
$54.2
$102.8
$133.5
$140.0
$146.6
$165.0-
$185.0
2019
2020[2]
2021[2]
2022[2]
2023[2]
2024E
10%
15%
17%
12%
11%
10%

Note: For more information, see "Reconciliation of Net Income to EBITDA and Adjusted EBITDA", "Updated Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA", and "Use of Non-GAAP Financial Measures" slides for more information

1. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue
2. 2020-2021 Adj. EBITDA benefitted from tailwinds of lower utilization during the COVID-19 pandemic. Return to pre-pandemic utilization in 2022 and 2023

Quarter over Quarter Segment Revenue

Revenue *$ in millions*	**Care Partners** High-performing network of aligned providers	**Care Delivery** High-quality system of employed providers	**Care Enablement** Full-stack tech, clinical, and operations platform	**Other**	**Inter-company**	**Total**
Q2 2024	$463.3	$34.9	$36.2	$0.0	$(48.0)	$486.3
Q1 2024	$382.3	$30.7	$33.3	$0.0	$(42.0)	$404.4
Q4 2023	$326.8	$38.1	$33.4	$0.2	$(45.5)	$353.0
Q3 2023	$320.9	$29.0	$36.9	$0.3	$(38.9)	$348.2
Q2 2023	$321.8	$26.4	$35.0	$0.2	$(35.1)	$348.2

Note: Numbers may not total due to rounding. Certain amounts disclosed in the prior periods have been recast to conform to the current period presentation. Specifically, segments are presented net of intrasegment eliminations.

Astrana Updates Guidance for 2024

($ in millions, except for per share information)

Q2 2024 financial results	
Revenue	$486.3
Net Income attr. to ASTH	$19.2
Adjusted EBITDA[2]	$47.9
EPS – Diluted	$0.40

	Actual FY 2023 Results	2024 Previous Guidance Range	2024 New Guidance Range
Total Revenue	$1,386.7	$1,650 - $1,850	**$1,750 - $1,850**
Net Income attr. to ASTH[1]	$60.7	$61 - $73	**$54 - $66**
Adjusted EBITDA[2]	$146.6	$165 - $185	**$165 - $185**
EPS – Diluted[1]	$1.29	$1.28 - $1.52	**$1.12 - $1.36**

1. Updated Guidance for Net Income attr. To ASTH and EPS- Diluted for FY 2024 reflects recent initiatives and amortization of intangibles, including purchase price allocation related to acquisition of Community Family Care Medical Group IPA, Inc. and Health Plan.
2. See "Reconciliation of Net Income to EBITDA and Adjusted EBITDA," "Updated Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA" and "Use of Non-GAAP Financial Measures" slides for more information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See "Forward-Looking Statements" on slide 2.

Astrana's Pro–Forma Footprint to Span Coast to Coast


Existing markets
Existing market with increased density
New markets[1] (AZ, NM, AL, GA, FL, VA, MD, CT)

Note: Pro-forma, anticipated for 2025, as of August 7th, 2024, assuming the closing of the proposed acquisition of Collaborative Health Systems

1. New markets with at least 3,000 members anticipated in 2025

Our Value-Based Care Business is Diverse

Revenue by Type[1]


0%
1%
91%
4%
4%
Capitation, net
Risk Pool Settlements & Incentives
Management Fee Income
Fee-for-service, net
Other Income

Revenue By Payer Type[1]


50%
37%
9%
4%
Medicare
Medicaid
Commercial
Other Third Parties

Revenue by Risk Arrangement[2]


67% of cap. revenue anticipated from full-risk by 1/1/2025
60%
40%
Full-risk
Partial-risk

Members by Risk Arrangement[3]


28%
72%
Full-risk
Partial-risk

Astrana Health

1. Revenue for the three months ended June 30, 2024
2. Revenue by risk arrangement represents capitation revenue only
3. Members by risk arrangement represent Care Partners membership only

Planned Acquisition of Collaborative Health Systems is Highly Strategic

COLLABORATIVE HEALTH SYSTEMS

Strategic rationale	
Scale in Texas	✦ CHS' network in Texas encompasses around 350 PCPs serving over 10,000 Medicare Advantage lives ✦ CHS' full risk and delegated contracts advance Astrana's ability to participate in value-based arrangements in Texas and beyond
New Geographies	✦ Expected to accelerate Astrana's growth in new geographies, including Alabama, Connecticut, Florida, Georgia, Maryland, New Mexico, and Virginia
Drive Operational and Clinical Excellence	✦ Opportunity to further develop clinical processes and care models and drive operational efficiencies across the CHS enterprise through Astrana's Care Enablement platform
Centene Partnership	✦ Astrana and Centene will continue to work together to expand the scope of their existing value-based partnerships in order to provide high-quality, coordinated care to members in key markets
Path to Profitability	✦ 2024P Adj. EBITDA: Up to ($10M) standalone ✦ 2025P Adj. EBITDA: Approximately breakeven ✦ 2027P Adj. EBITDA: At least $10M

Transaction highlights

$37.5M Cash consideration + **$21.5M** Earnout potential

$450M Anticipated Revenue run rate 2025

Q4 2024 Expected close

Selected Financial Results

Summary of Selected Financial Results

$ in thousands except per share data	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenue				
Capitation, net	$ 442,574	$ 300,549	$ 808,484	$ 600,753
Risk pool settlements and incentives	18,408	20,121	35,785	33,583
Management fee income	1,604	12,493	5,682	22,389
Fee-for-service, net	19,959	13,262	35,896	25,324
Other revenue	3,720	1,784	4,774	3,404
Total revenue	486,265	348,209	890,621	685,453
Total expenses	456,199	321,180	830,416	636,050
Income from operations	30,066	27,029	60,205	49,403
Net income	$ 21,866	$ 17,482	$ 38,728	$ 29,970
Net income attributable to noncontrolling interests	2,695	4,312	4,722	3,668
Net income attributable to Astrana Health	$ 19,171	$ 13,170	$ 34,006	$ 26,302
Earnings per share – diluted	$ 0.40	$ 0.28	$ 0.71	$ 0.56
EBITDA[1]	$ 44,412	$ 36,044	$ 77,101	$ 60,007
Adjusted EBITDA[1]	$ 47,917	$ 35,772	$ 90,162	$ 65,599

1. See "Reconciliation of Net Income to EBITDA and Adjusted EBITDA" and "Use of Non-GAAP Financial Measures" slides for more information.

Segment Results

For the three months ended June 30, 2024

$ in thousands		Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$	463,277	34,857	36,172	-	(48,041)	-	486,265
% change vs prior year quarter		44%	32%	3%				40%
Cost of services		379,413	26,252	19,939	-	(12,799)	-	412,805
General and administrative expenses[1]		43,541	6,780	9,315	-	(35,247)	19,005	43,394
Total expenses		422,954	33,032	29,254	-	(48,046)	19,005	456,199
Income (loss) from operations	$	40,323	1,825	6,918	-	5[2]	(19,005)	30,066
% change vs prior year quarter		45%	221%	(9%)				11%

1. Balance includes general and administrative expenses and depreciation and amortization.
2. Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income, which is not presented in the table.

Balance Sheet Highlights

$ in millions	6/30/2024	12/31/2023	$ Change
Cash and cash equivalents and investments in marketable securities[1]	$327.7	$296.3	$31.4
Working capital	$260.5	$242.8	$17.7
Total stockholders' equity	$683.0	$616.7	$66.3

1. Excluding restricted cash

Reconciliation of Net Income to EBITDA & Adjusted EBITDA

$ in thousands	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net Income	$ 21,866	$ 17,482	$ 38,728	$ 29,970
Interest Expense	8,587	3,632	16,172	6,901
Interest income	(3,513)	(3,327)	(7,509)	(6,335)
Provision for income taxes	10,031	14,009	17,173	20,930
Depreciation and amortization	7,441	4,248	12,537	8,541
EBITDA	44,412	36,044	77,101	60,007
Income from equity method investments	(902)	(297)	(1,534)	(546)
Other, net	(2,983)[2]	(1,618)[3]	1,457[4]	(216)[3]
Stock-based compensation	7,390	4,213	13,138	7,658
APC excluded assets costs	-	(2,570)	-	(1,304)
Adjusted EBITDA	$ 47,917	$ 35,772	$ 90,162	$ 65,599
Adjusted EBITDA margin[1]	10%	10%	10%	10%

1. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.
2. Other, net for the three months ended June 30, 2024 relates to non-cash changes related to change in the fair value of the Company's Collar Agreement, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.
3. Other, net for the three and six months ended June 30, 2023 relates to non-cash changes in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, changes in the fair value of our contingent liabilities, and changes in the fair value of the Company's Collar Agreement.
4. Other, net for the six months ended June 30, 2024 relates to financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company's Collar Agreement, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

Reconciliation of Net Income to EBITDA & Adjusted EBITDA (continued)

For the twelve months ended $ in millions	TTM Ended June 30, 2024	Year Ended 2023	2022	2021	2020	2019
Net Income	$ 66.6	$ 57.8	$ 45.7	$ 46.1	$ 122.1	$ 15.8
Interest expense	25.4	16.1	7.9	5.4	9.5	4.7
Interest income	(15.4)	(14.2)	(2.0)	(1.6)	(2.8)	(2.0)
Provision for income taxes	28.2	32.0	40.9	31.7	56.3	10.0
Depreciation and amortization	21.7	17.7	17.5	17.5	18.4	18.3
EBITDA[1]	126.6	109.5	110.1	99.1	203.5	46.8
Goodwill impairment	-	-	-	-	-	2.0
Income (loss) from equity method investments	(6.1)	(5.1)	(5.7)[6]	5.3[6]	(0.3)[6]	2.9
Gain on sale of equity method investment	-	-	-	(2.2)	-	-
Other, net	7.9[7]	6.2[2]	3.3[3]	(1.7)[4]	(0.5)[4]	-
Stock-based compensation	27.5	22.0	16.1	6.7	3.4	0.9
APC excluded assets costs	15.3	14.0	16.2[6]	26.4[6]	(103.3)[6]	1.5
Adjusted EBITDA[1]	$ 171.2	$ 146.6	$ 140.0	$ 133.5	$ 102.8	$ 54.2
Net Revenue	$ 1,591.8	$ 1,386.7	$ 1,144.2	$ 773.9	$ 687.2	$ 560.6
Adjusted EBITDA Margin[5]	11%	11%	12%	17%	15%	10%

1. See "Use of Non-GAAP Financial Measures" slide for more information; 2. Other, net for the year ended December 31, 2023 consists of nonrecurring transaction costs and tax restructuring fees incurred, non-cash gains and losses related to the changes in the fair value of our financing obligation to purchase the remaining equity interests, contingent liabilities, and the Company's Collar Agreement, and excise tax related to a nonrecurring buyback of the Company's stock from APC.; 3. Other, net for the year ended December 31, 2022 consists of one-time transaction costs incurred and non-cash gains and losses related to the changes in the fair value of our financing obligation to purchase the remaining equity interests and contingent considerations; 4. Other, net for the years ended December 31, 2021 and 2020 relate to COVID-19 relief payments recognized in 2021 and 2020; 5. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue; 6. Certain APC minority interests where APC owns the asset but not the right to the dividends is reclassified from APC excluded asset costs to income from equity method investments; 7. Other, net for TTM ended June 30, 2024 consists of a reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off, a financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, nonrecurring transaction costs and tax restructuring fees incurred, non-cash gains and losses related to the changes in the fair value of our financing obligation to purchase the remaining equity interests, contingent liabilities, and the Company's Collar Agreement, and excise tax related to a nonrecurring buyback of the Company's stock from APC

Updated Guidance Reconciliation of Net Income to EBITDA & Adjusted EBITDA

($ in thousands except per share data)	2024 Guidance Range Low	2024 Guidance Range High
Net Income	62,500	75,500
Interest expense	18,000	18,000
Provision for income taxes	28,000	35,000
Depreciation and amortization	28,500	28,500
EBITDA	137,000	157,000
Loss (income) from equity method investments	(5,000)	(5,000)
Other, net	6,000	6,000
Stock-based compensation	27,000	27,000
Adj. EBITDA	165,000	185,000

Note: See "Use of Non-GAAP Financial Measures" slide for more information.

Astrana Health At–a–Glance

Astrana Health is a healthcare platform that organizes and empowers providers to drive **accessible, high-quality, and high-value care for all patients** through a provider-centric, technology-driven approach via its three business segments:

Care Partners
Affiliated and employed provider network, empowered to take risk across all health plan lines of business to deliver integrated care

Care Delivery
Flexible footprint of owned primary care and multi-specialty clinics with employed providers who deliver personalized care

Care Enablement
Full-stack technology and solutions platform, empowering providers to deliver the best possible care to all patients in their communities

A platform with…

Scale

~1 million
Members in value-based care

10,000+
Astrana Health providers[1]

20+
Payer partners

32+
Markets

Demonstrable Clinical Outcomes

▼42%
Fewer hospital admissions[2]

Financial Strength

$1.59B
TTM Revenue

$171.2M
TTM Adj. EBITDA

Note: For more information, see "Reconciliation of Net Income to EBITDA and Adjusted EBITDA" and "Use of Non-GAAP Financial Measures" slides for more information

1. Includes contracted and employed providers in our provider network, across all specialties, and including both Consolidated and Managed providers
2. Astrana Health figures based on analysis of Jan-Jun 2024 internal data from all consolidated IPAs (Medicare Advantage) and compared against relevant benchmark

Astrana Flexibly Supports Patients and Providers

Quarter ended 6/30/2024 $ in thousands	Care Partners	Care Delivery	Care Enablement
	High-performing network of aligned providers	High-quality system of employed providers	Full-stack tech, clinical, and operations platform
Total VBC members[1], K	~840K	~800K	~1M
Total revenues, $	$463,277	$34,857	$36,172
Income from operations, $	$40,323	$1,825	$6,918
% Margin	9%	5%	19%
Primary Revenue Model	Partial & full-risk PMPM[2]	Partial & full-risk PMPM[2] Fee-for-service	Percent of collections/revenue
Degree of Risk	Partial & full-risk	Partial & full-risk	N/A
Percent of premium opp.	**80-90%**	**80-90%**	**10-15%**
LT profitability target	**10-20%**	**10-20%**	**20-30%**

1. Members in value-based care arrangements for Care Partners or Care Enablement; unique visits over LTM for Care Delivery, both as of June 30, 2024
2. PMPM: Per member per month

Astrana Health

Investor Relations
Asher Dewhurst
(626) 943-6491
investors@astranahealth.com